                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                               SERVICING AGREEMENT

                                  by and among

                                PMC CONDUIT L.P.,
                                  as Borrower,

                              PMC COMMERCIAL TRUST,
                                   as Servicer

                                       and

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                    as Agent

                          ----------------------------

                          Dated as of February 7, 2005

                          ----------------------------

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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS

ARTICLE II  REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 2.1.  Representations and Warranties of Servicer................................................   3
      Section 2.2.  Covenants of Servicer.....................................................................   4
      Section 2.3.  Closing Certificate and Opinion...........................................................   4
      Section 2.4.  Fidelity Bond and Insurance...............................................................   4
      Section 2.5.  Access to Certain Documentation and Information Regarding the Loans.......................   4
      Section 2.6.  Merger or Consolidation...................................................................   5

ARTICLE III  GENERAL ADMINISTRATION AND SERVICING OF THE LOANS

      Section 3.1.  General Duties of the Servicer............................................................   5
      Section 3.2.  No Assignment or Delegation of Duties by Servicer.........................................   6
      Section 3.3.  Establishment of Lockbox Account; Notices to Obligors; Deposits in Lockbox
               Account........................................................................................   7
      Section 3.4.  Permitted Withdrawals from the Lockbox Account............................................   8
      Section 3.5.  Payment of Taxes and Other Charges........................................................   8
      Section 3.6.  Collection of Certain Loan Payments.......................................................   9
      Section 3.7.  Limitation of Liability of Servicer' Officers and Others..................................   9
      Section 3.8.  Servicing Compensation; Advances and Expenses.............................................   9
      Section 3.9.  Maintenance and Release of Loan Documentation; Satisfaction of Mortgages..................  10
      Section 3.10.  Notice of Liens and Other Actions........................................................  11
      Section 3.11.  Waivers, Releases, Condemnations, Easements and Alterations..............................  11
      Section 3.12.  Limitation on Liability of Servicer and Others...........................................  12
      Section 3.13.  Property Address Change..................................................................  12

ARTICLE IV  SPECIFIC SERVICING PROCEDURES

      Section 4.1.  Assumption Agreements.....................................................................  12
      Section 4.2.  Servicing Delinquent Accounts; Liquidation of Loans.......................................  13
      Section 4.3.  Foreclosure Expenses......................................................................  15
      Section 4.4.  Title, Management and Disposition of REO Property.........................................  16

ARTICLE V  REPORTS TO BE PROVIDED BY SERVICER

      Section 5.1.  Monthly Reports...........................................................................  17
      Section 5.2.  Reports of Foreclosure and Abandonment of Mortgaged Property..............................  18
      Section 5.3.  Quarterly Statement as to Compliance......................................................  18
      Section 5.4.  Annual Independent Public Accountants' Servicing Report...................................  18

ARTICLE VI  AMORTIZATION EVENTS; REMEDIES

      Section 6.1.  Remedies..................................................................................  19
      Section 6.2.  Additional Remedies of Agent Upon Amortization Events.....................................  19
      Section 6.3.  Agent To Act; Appointment of Successor....................................................  19
      Section 6.4.  Waiver of Defaults........................................................................  20

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                                TABLE OF CONTENTS

ARTICLE VII  TERMINATION

      Section 7.1.  Servicer Not To Resign....................................................................  20
      Section 7.2.  Term of Agreement.........................................................................  20

ARTICLE VIII  MISCELLANEOUS PROVISIONS

      Section 8.1.  Amendment.................................................................................  21
      Section 8.2.  Governing Law.............................................................................  21
      Section 8.3.  Notices...................................................................................  21
      Section 8.4.  Severability of Provisions................................................................  21
      Section 8.5.  No Partnership............................................................................  21
      Section 8.6.  Counterparts..............................................................................  21
      Section 8.7.  Successors and Assigns; Beneficiaries; Assignment.........................................  21
      Section 8.8.  Indulgences; No Waivers...................................................................  22
      Section 8.9.  Titles Not To Affect Interpretation.......................................................  22
      Section 8.10.  Entire Agreement.........................................................................  22
      Section 8.11.  Recordation of Agreement.................................................................  22
      Section 8.12.  No Setoff................................................................................  22

EXHIBIT A         Form of Lockbox Agreement
EXHIBIT B         Form of Lockbox Notice Letter
EXHIBIT C         Form of Monthly Report
EXHIBIT D         Form of Quarterly Officer's Certificate
EXHIBIT E         Form of Obligor Letter

                               SERVICING AGREEMENT

      This Servicing Agreement (this "Agreement"), dated as of February 7, 2005 is made and entered into by and among PMC CONDUIT, L.P., a Delaware limited partnership, as Borrower (the "Borrower"), PMC COMMERCIAL TRUST, a Texas real estate investment trust, as servicer ( the "Servicer"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as agent (the "Agent").

                             PRELIMINARY STATEMENTS

      The Borrower is the owner of the Loans and the other property being pledged, assigned and conveyed by it to the Agent for the benefit of the Lenders (as defined below) pursuant to that certain Credit and Security Agreement, dated as of the date hereof (the "Credit Agreement"), by and among the Borrower, PMC Conduit, LLC, the Servicer, the other lenders party thereto (the "Lenders") and the Agent. The Servicer is in the business, among other things, of servicing Loans. The Borrower hereby appoints the Servicer to service the Loans that were transferred by the Servicer to the Borrower and are included in the Collateral, and the Servicer hereby accepts such appointment.

      All covenants and agreements made by the Borrower and the Servicer herein are for the benefit of the Agent and the Secured Parties. The Borrower, the Servicer and the Agent are entering into this Agreement for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

      In consideration of the mutual agreements herein contained, the Borrower, the Servicer and the Agent hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Exhibit I to the Credit Agreement.

      "Collection" means all payments received by the Servicer in respect of the Mortgage Loans, including, without limitation, Monthly Payments, Principal Payments, Liquidation Proceeds and insurance proceeds.

      "Determination Date" means, with respect to a Settlement Date, the close of business on the last day of the related Due Period.

      "Environmental Law" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "Law" means all statutes, rules, regulations, ordinances, orders or decrees of any federal or state government or political subdivision, agency or public official thereof that apply to or affect a Loan or Mortgaged Property or the Servicer under this Agreement.

      "Liquidated Loan" means any Defaulted Loan as to which the Servicer has certified to the Agent that all amounts which it expects to recover from or on account of such Loan and related Mortgaged Property (including REO Property) have been recovered and that no further Liquidation Proceeds will be received in connection therewith.

      "Liquidation Expenses" means, with respect to Loans being liquidated and REO Properties, expenses paid or incurred by or for the account of the Servicer with respect to such Loans for (i) property protection expenses; (ii) property sales expenses; (iii) foreclosure costs, including court costs and reasonable attorneys' fees; and (iv) similar expenses reasonably paid or incurred in connection with liquidation.

      "Liquidation Proceeds" means amounts received by the Servicer with respect to such a Loan in connection with the liquidation of such Loan, whether from (i) proceeds from a trustee's sale or judicial or nonjudicial foreclosure or otherwise; (ii) payments received from guarantors; (iii) condemnation proceeds received from any taking of the property by condemnation or otherwise; or (iv) any final disposition of REO Property, in each case, net of related Liquidation Expenses and any amounts required to be returned to the applicable Obligors pursuant to applicable law.

      "Lockbox Account" means the bank account into which Obligors are directed by the Servicer to make payments in respect of the Loans, which account is maintained at JPMorgan Chase Bank, N.A. or another financial institution approved by the Agent.

      "Lockbox Agreement" means an agreement in the form attached hereto a Exhibit A or otherwise satisfactory to the Agent.

      "Monthly Payments" means, with respect to any Loans, each scheduled monthly payment of principal and interest on such Loan, which is payable by an Obligor from time to time under the related Underlying Note.

      "Monthly Report" shall have the meaning set forth in Section 5.1 hereof.

      "Principal Prepayments" means any payment of principal or other recovery of principal (whether in the form of Liquidation Proceeds or otherwise) on a Loan which is received in advance of its scheduled due date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      "Realized Loss" means, with respect to each Liquidated Loan, an amount (not less than zero or greater than the related Principal Balance as of the date of the final liquidation) equal to the Principal Balance of the Loan as of the date of liquidation, minus the Liquidation Proceeds relating to such Liquidated Loan applied to principal (such Liquidation Proceeds to be applied first to unpaid interest due on the Liquidated Loan and then to the principal balance of the Liquidated Loan).

      "REO Property" means a Mortgaged Property acquired by the Servicer on behalf of the Borrower through foreclosure or deed in lieu of foreclosure, pursuant to Section 4.4 hereof.

      "Reporting Date" means the third (3rd) Business Day preceding each Settlement Date.

      "Servicing Expenses" shall have the meaning set forth in Section 3.8 hereof.

      "Servicing Fee" means an amount payable monthly in arrears on each Settlement Date, equal, for each month during the term of the Credit Agreement, to one-twelfth of 0.30% per annum times the aggregate outstanding Pool Principal Balance on the immediately preceding Determination Date.

      "Servicing Officer" means an officer or other authorized employee of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name appears on an incumbency certificate of servicing officers and employees furnished to the Agent by the Servicer, as such certificate may from time to time be amended.

      "Servicing Standard" means to service and administer the Loans with the same care, skill and diligence with which the Servicer services and administers mortgage loans held for its own account, and with which prudent institutional commercial mortgage lenders and loan servicers service comparable Loans, and with a view to the timely collection of all scheduled payments of principal and interest under the Loans or, if a default under a Loan occurs and continues and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of such Loan to the Agent and Lenders (as a collective whole) on a present value basis.

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 2.1. Representations and Warranties of Servicer. The Servicer hereby reaffirms those representations and warranties it has made pursuant to Section 5.1 of the Credit Agreement. In addition, the Servicer hereby represents and warrants on behalf of itself to the Agent for the benefit of the Agent, the Lenders and the Borrower as of the Closing Date, and at all times during the term of this Agreement shall be deemed to represent and warrant on behalf of itself, that:

            (a) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each of its covenants contained in this Agreement; and

            (b) it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition

(financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder.

            Section 2.2. Covenants of Servicer. The Servicer hereby reaffirms those covenants specified in Article VII of the Credit Agreement. The Servicer hereby agrees with respect to itself that during the term of this Agreement, it shall maintain all licenses, permits, charters and registrations which are material to the performance by the Servicer of its obligations under this Agreement.

            Section 2.3. Closing Certificate and Opinion. On the Closing Date, the Servicer will deliver to the Borrower and the Agent an Opinion of Counsel, dated the Closing Date, in form and substance satisfactory to the Agent, as to the due authorization, execution and delivery of this Agreement by the Servicer and the enforceability thereof and such other matters as reasonably requested by the Agent. On the Closing Date, the Servicer shall also deliver an Officer's Certificate, dated the Closing Date, signed by two Authorized Officers of the Servicer, to the effect that:

            (a) the representations and warranties contained in Section 5.1 of the Credit Agreement are true and correct in all material respects as of the Closing Date;

            (b) no Amortization Event or Unmatured Amortization Event exists;
and

            (c) the Servicer maintains such errors and omissions insurance and fidelity bond coverage as is required by this Agreement.

            Section 2.4. Fidelity Bond and Insurance. The Servicer shall maintain with a responsible company, at its own expense, a blanket fidelity bond in a minimum amount of $1,000,000 (the "Fidelity Bond") and an errors and omissions insurance policy with coverage in an amount deemed reasonable by the Servicer (but in no event less than $1,000,000) with coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Collateral and the Agent, as Agent for the Lenders, its officers, employees and agents against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Servicer's employees. Such fidelity bond shall name the Agent, for the benefit of the Secured Parties, as a loss payee and shall provide that such bond cannot be cancelled without 30 days' prior notice to the Agent. No provision of this Section 2.4 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Agent, the Servicer shall cause to be delivered to the Agent a certified true copy of such fidelity bond and insurance policy. Coverage of the Servicer under a policy or bond obtained by an Affiliate of the Servicer and providing the coverage required by this Section shall satisfy the requirements of this Section.

            Section 2.5. Access to Certain Documentation and Information Regarding the Loans. The Servicer shall provide to the Agent and the Borrower, the Lenders and their representatives or designees, access to the documentation regarding the Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer provided that such access shall not be requested more frequently than is reasonable or justifiable; provided, further, however, following the occurrence and during the continuance of an Amortization Event, Borrower and the Agent shall have unfettered access to the documentation relating to the Loans. The Servicer shall at all times maintain accurate records and books of account and an adequate system of audit and internal controls. All accounting and loan servicing records pertaining to each Loan shall be maintained in such manner as will permit the Agent and the Lenders or their duly authorized representatives and designees to examine and audit and make legible reproductions of records upon reasonable prior notice and during reasonable business hours. All such records shall be maintained until no Loans remain outstanding or such longer period as is required by Law, including but not limited to, all transaction registers and loan ledger histories.

            Section 2.6. Merger or Consolidation. The Servicer will keep in full effect its existence, rights and franchises, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Loans it services and to perform its duties under this Agreement. The Servicer shall not merge with, consolidate with or otherwise sell substantially all of its assets to, another Person except in accordance with the Purchase Agreement and in accordance with this Section 2.6. Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established Loan servicing institution that has a net worth of at least $50,000,000 (unless such Person is then the Servicer hereunder or is otherwise consented to in writing by the Agent and the Required Alternate Lenders) and shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided such successor accepts the terms and conditions of this Agreement. The Servicer shall, upon making a determination that it will enter into any such merger or consolidation, send written notice thereof to the Agent which shall in no event be less than thirty
(30) days prior written notice.

                                  ARTICLE III
                GENERAL ADMINISTRATION AND SERVICING OF THE LOANS

            Section 3.1. General Duties of the Servicer.

            (a) For and on behalf of the Borrower, the Agent and the Secured Parties, the Servicer shall service and administer the Loans in accordance with the provisions of this Agreement and the instructions of the Agent hereunder. Unless otherwise specified herein with respect to specific obligations of the Servicer, the Servicer shall service and administer the Loans in the best interests of, and for the benefit of, the Lenders, in accordance with the Credit and Collection Policy and the Servicing Standard.

            (b) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if, in the Servicer's reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Secured Parties, is consistent with the Credit and Collection Policy and the Servicing Standard; provided, however, that the Servicer may not permit any modification (except in connection with a plan of liquidation or reorganization of the related Obligor) with respect to any Loan that would decrease the Loan Rate or the default rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan or in connection with a plan of liquidation or reorganization of the related Obligor), release any primary collateral (the first lien Mortgage) securing the Loan or defer or extend the final maturity date of such Loan without the written consent of the Agent. Notwithstanding the foregoing, in the event that any Loan is a Defaulted Loan, the Servicer, consistent with the Servicing Standard and upon written notice to the Agent, may, so long as no Amortization Event exists and it deems such action reasonably prudent in order to maximize Collections on such Loan, also waive, modify or vary any term of such Loan (including modifications that would change the Loan Rate or the default rate, forgive the payment of any principal or interest, waive any prepayment fee or penalty, release any primary collateral securing the Loan or defer or extend the final maturity date of such Loan. No such waiver or modification described above shall change the status of an otherwise ineligible Loan to an Eligible Loan). Without limiting the generality of the foregoing, and subject to the consent of the Agent and in accordance with the Servicing Standard, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of the Agent, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans it services and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Borrower shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            Section 3.2. No Assignment or Delegation of Duties by Servicer.

            (a) The Servicer, as an independent contractor, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may not enter into subservicing agreements (except with an Affiliate) for any servicing and administration of Loans without the prior written consent of the Agent. Except as expressly provided herein, the Servicer shall not assign or transfer (except to an Affiliate) any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder, without notice to the Agent and without the prior written consent of the Agent and absent such written consent any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

            (b) Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a sub-servicer or reference to actions taken through a sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Loans in accordance with the provisions of this Agreement and the other Transaction Documents without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the sub-servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on a Loan when a sub-servicer has received such payments. The Servicer shall be entitled to enter into any agreement with a sub-servicer for indemnification of the Servicer by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            (c) Any subservicing agreement that may be entered into and any transactions or services relating to the Loans involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer alone, and the Agent and Lenders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer except as set forth in Section 3.2(d). The Servicer shall be solely liable for all fees owed by it to any sub-servicer irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees. Each sub-servicing agreement shall provide that it is assignable in accordance with
Section 3.2(d) and may be terminated in accordance with such subsection.

            (d) In the event a successor Servicer is appointed hereunder (including by reason of an Amortization Event), the Agent or its designee may in its sole discretion assume all of the rights and obligations of the predecessor Servicer under each subservicing agreement that the predecessor Servicer may have entered into, unless the Agent or designee elects to terminate any such subservicing agreement. Any fee payable in connection with such a termination will be payable by the predecessor Servicer. If the Agent, its designee or the successor Servicer for the Agent elects to assume all of the Servicer's rights and obligations under a subservicing agreement, then the Agent, such designee or such successor Servicer shall be deemed to have replaced the predecessor Servicer as a party to such subservicing agreement to the same extent as if the subservicing agreements had been assigned to the assuming party, except that the predecessor Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreements with regard to events that occurred prior to the date the predecessor Servicer ceased to be the Servicer hereunder. The predecessor Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Agent, deliver to the assuming party all documents and records and afford the assuming party reasonable access (to the extent practicable) to the computer systems, electronic files and personnel as they relate to each subservicing agreement and the Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreements to the assuming party.

            (e) The Servicer shall be liable for all acts and omissions of any sub-servicer, delegate, subcontractor or other agent appointed pursuant to this Agreement. Nothing contained in this Section 3.2 shall prohibit or be deemed to prohibit the Servicer from contracting with third parties to perform duties that are not duties of the Servicer hereunder that the Servicer deems reasonably necessary in connection with the servicing of the Loans for which it is responsible for servicing including, without limitation, title work, surveying, environmental consulting, property management and maintenance, construction, engineering and architectural consulting.

            Section 3.3. Establishment of Lockbox Account; Notices to Obligors; Deposits in Lockbox Account.

            (a) On or prior to the Closing Date, the Servicer shall cause to be established and maintained, at the Servicer's expense, the Lockbox Account with JPMorgan Chase Bank, N.A. or another financial institution approved by the Agent and which has entered into a Lockbox Agreement.

            (b) Within three (3) Business Days after the Closing Date, the Servicer will prepare and deliver to each of the Obligors with respect to the Loans, with a copy of such correspondence to the Agent, notices in the form attached hereto as Exhibit B, directing each such Obligor to send all future Monthly Payments or Principal Prepayments directly to the Lockbox Account. Prior to the time the Obligations are satisfied in full, the Servicer will not direct the Obligors to send Monthly Payments or Principal Prepayments to any other address without the prior written consent of the Agent.

            (c) Notwithstanding the foregoing notices, if the Servicer receives any Collections, including, without limitation, any Monthly Payments, late payment charges or other payments relating to any Loan, the Servicer will receive such funds in trust for the Agent and the Secured Parties and will forward such funds to the Lockbox Account no later than the Business Day immediately following the date the Servicer obtains knowledge of such receipt. In addition, any Liquidation Proceeds received by the Servicer will be deposited into the Lockbox Account no later than the Business Day immediately following the day the Servicer obtains knowledge of such receipt.

            (d) Upon receipt of notice that the institution holding the Lockbox Account no longer wishes to hold the Lockbox Account or upon such institution failing to meet with Agent approval, the Agent will provide notice thereof to the Servicer and the Servicer will, within five (5) Business Days, cause to be executed a new Lockbox Agreement and to be established and maintained, at its expense a new Lockbox Account at a financial institution approved by the Agent. Within five (5) Business Days of establishing the new Lockbox Account, the Servicer will prepare and deliver to each of the Obligors with respect to the Loans for which it is responsible for servicing, with copies of such correspondence to the Agent, notices, in the form of Exhibit B attached hereto, directing each such Obligor to send all future Monthly Payments directly to the Lockbox Account. The Servicer will not add, terminate or replace a Lockbox Bank unless it has obtained a new Lockbox Agreement and shall cause the Lockbox Account to be subject to a Lockbox Agreement at all times.

            Section 3.4. Permitted Withdrawals from the Lockbox Account. On a daily basis, all deposits to the Lockbox Account shall be withdrawn automatically and transferred to the Collection Account established under the Credit Agreement. The Agent shall cause the entity holding the Lockbox Account to forward funds held therein as provided herein.

            Section 3.5. Payment of Taxes and Other Charges. If the Servicer receives notice that any taxes, assessments or other charges which are or may become a lien upon the Mortgaged Property are overdue, the Servicer will give a written demand to the Obligor to pay such amounts and will verify whether such payment has been made within sixty (60) days after mailing such notice (but in any event prior to the time that any taxing authority commences to exercise its available remedies), subject to any right, pursuant to the Mortgage, of an Obligor who is contesting the validity of such charges and has paid to the Servicer a deposit or security in the amount of the contested charge plus possible costs, interest and penalties or who has otherwise established adequate reserves against such liability in accordance with generally accepted accounting principles; provided, further, however, that this provision shall not have the effect of permitting the Servicer to take, or fail to take, any action in respect of the payments described herein that would adversely affect the interest of the Agent in any Mortgaged Property. If such amounts have not been paid by the Obligor or the Obligor has not deposited or reserved funds therefor as described in the immediately preceding sentence, the Servicer will promptly make such payment as a Servicing Expense and request reimbursement from the Obligor, and from the Agent in accordance with Section 3.8 hereof.

            Section 3.6. Collection of Certain Loan Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans. Consistent with the foregoing, the Servicer shall not, unless the charging or collection of any such late payment charge, prepayment fee, assumption fee or any penalty or interest would result in the violation or contravention of applicable Law, waive or permit to be waived, except pursuant to the Servicer's customary servicing procedures, any late payment charge or assumption fee. If an Amortization Event or Unmatured Amortization Event shall have occurred and be continuing, the Servicer shall not, unless the charging or collection of any such prepayment fee or penalty would result in the violation or contravention of applicable Law, waive or permit to be waived any prepayment fee or any penalty or interest in connection with the prepayment of a Loan. Notwithstanding any other provisions hereof, the Servicer shall not charge or impose on any Obligor, nor seek to charge or impose on any Obligor, nor assert a right to receive, any fee, charge, premium or penalty that if charged or collected would violate or contravene any Law, including usury laws or the terms of the related Loan.

            Section 3.7. Limitation of Liability of Servicer' Officers and Others. No director, officer, employee or agent of the Servicer shall be under any liability to the Agent, the Borrower, the Lenders or any other persons for any action taken by them or for their refraining to take any action in good faith pursuant to this Agreement or for errors in judgment; except that such provision shall not protect any of them from liability which would be imposed by reason of willful misfeasance, willful misconduct, bad faith or negligence.

            Section 3.8. Servicing Compensation; Advances and Expenses.

            (a) As compensation for its services hereunder, the Servicer shall be paid the Servicing Fee with respect to the Loans being serviced under this Agreement. The Servicer shall be required to pay all Servicing Expenses incurred by it in connection with its servicing activities hereunder and shall be entitled to reimbursement therefor as described in Section 3.8(b). The Servicing Fee shall be paid to the Servicer monthly on each Settlement Date in accordance with Section 2.2(c) of the Credit Agreement.

            (b) All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder ("Servicing Expenses") shall constitute routine servicing responsibilities of the Servicer, which shall include, but are not limited to, expenditures for the following, subject to the provisions of this Agreement: (i) attorneys' fees, trustee fees under any deed of trust, recording, filing and publication fees, title report and title search costs, costs associated with environmental audits, court costs, witness fees and all other costs incurred in respect of any enforcement of a Loan, any judicial foreclosure, or any foreclosure sale, trustee's sale or acquisition in lieu of foreclosure, or in respect of the insurance, sale or other disposition of any Mortgaged Property or REO Property; (ii) repair, restoration, maintenance or other protection of any Mortgaged Property (whether incurred before or after such property became an REO Property) in accordance with and subject to the provisions of this Agreement, as applicable and (iii) compliance with the Servicer's obligations under Section 3.5 hereof; provided, that the Servicer shall not be obligated to incur such Servicing Expenses if it has determined in good faith that such Servicing Expenses will not ultimately be recoverable from the related Obligor, from the related Liquidation Proceeds or otherwise from proceeds or collections on the related Loan. Servicing Expenses shall not include any portion of the Servicer's overhead or normal salary and operating expenses. The Servicer shall be entitled to be reimbursed for Servicing Expenses
(i) incurred in connection with foreclosure pursuant to Section 4.3; (ii) out of the Collections paid by any Obligor which, under the terms of the related Loan, are specifically allocable to such expenses; and (iii) otherwise out of any available funds otherwise released to the Borrower under Section 2.2(c)(viii) of the Credit Agreement.

            Section 3.9. Maintenance and Release of Loan Documentation; Satisfaction of Mortgages.

            (a) The Servicer shall retain, with respect to each Loan, the originals (or copies if originals are not available) of all Loan Files. Each Loan File shall remain the property of the Borrower pledged to the Agent for the benefit of the Lenders and shall be held by the Servicer in trust for the benefit of the Agent on behalf of the Lenders. Upon written request of the Agent, the Servicer shall immediately deliver all or any of such instruments, records and documents in its possession or custody to the Agent, together with a list identifying each loan to which such records pertain. The Servicer, at its option, may microfilm, microfiche or otherwise condense any records or documents constituting a part of, or relating to, any Loan or any Loan File for which it is responsible, provided that the Servicer, upon written request by the Agent, promptly reproduces in their entirety any or all such records or documents at no cost to the Agent.

            (b) The Servicer shall maintain each Loan File for a period of four
(4) years after the related Loan has been paid in full, is foreclosed upon or is otherwise liquidated, or such longer period as may be required by Law. The Servicer shall maintain an appropriate account record for each Loan which shall include the permanent loan number for each Loan serviced by the Servicer as shown on the Loan Schedule. Any system utilized for the Loan account records shall be capable of producing, for any Loan, an account transcript itemizing in chronological order the date, amount and application of each Monthly Payment by due date and other information affecting the amounts paid by the Obligor, including the latest outstanding Principal Balance.

            (c) The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, nor shall the Servicer otherwise prejudice any right the Agent may have under the mortgage instruments, subject to Section 4.1 hereof. Upon the prepayment in full or other liquidation of a Loan, the Servicer shall immediately deposit the prepayment or Liquidation Proceeds in the Lockbox Account or the Collection Account and prepare and deliver to the Agent a request for the appropriate instrument releasing the Mortgaged Property from the lien of the Mortgage, together with an Officer's Certificate (i) certifying that (A) all amounts that the Obligor is obligated to pay under the Underlying Note, the Mortgage and any other document pertaining to the Loan, including, but not limited to, all required payments of principal and interest, have been paid in full and deposited in the Lockbox Account or the Collection Account; or (B) all Liquidation Proceeds that the Servicer reasonably believes will be collected with respect to a Liquidated Loan have been collected and deposited in the Lockbox Account or the Collection Account; and (ii) requesting that the Agent execute and deliver to the Servicer the appropriate instrument prepared by the Servicer if necessary to release the lien of the Mortgage, including release to the Servicer of the Underlying Note, if in Agent's possession, bearing written evidence of cancellation or assignment thereof, as appropriate. The Agent shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Agent by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Agent will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct in writing, within five (5) Business Days of the Agent's receipt of such certificate or documents. Such certificate or documents shall establish to the Agent's satisfaction that the related Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Lockbox Account or the Collection Account, as the case may be. Any applications for partial release of any part of a Mortgaged Property must be approved in the manner set forth in Section 3.11 hereof. If the Servicer at any time seeks to initiate a foreclosure proceeding with respect to any Mortgaged Property, then the Servicer shall deliver to the Agent, for signature by the Agent, if necessary under applicable Law, any court pleadings, requests for Agent's sale or other documents necessary to the foreclosure or to any legal action brought to obtain judgment against the Obligor on the Underlying Note or the Mortgage, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Underlying Note or the Mortgage or otherwise available at law or in equity, provided that the Servicer shall be entitled to make the Agent a party to any litigation without the prior consent of the Agent. The Servicer shall also deliver to the Agent an Officer's Certificate requesting that such pleadings or documents be executed by the Agent and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Agent will not invalidate the Mortgage except for the termination of such lien upon completion of the proposed foreclosure.

            (d) The Servicer shall, at its expense, prepare and deliver to the Agent any instruments required in connection with substitution of a Loan pursuant to Section 8.5 of the Credit Agreement and will pay any recording or filing costs associated therewith.

            Section 3.10. Notice of Liens and Other Actions. The Servicer shall, at all times, exercise reasonable efforts to prevent any Lien or judicial levy upon or writ of attachment against a Mortgaged Property of which the Servicer is notified or otherwise has knowledge, which is, or may be, superior to the lien of the Mortgage.

            Section 3.11. Waivers, Releases, Condemnations, Easements and Alterations. Any applications for partial releases of real property and releases of personal property which are part of a Mortgaged Property, the creation or release of easements, waivers of rights under any Mortgage, consent to alteration, removal or demolition of improvements and other matters affecting the Mortgage or the Mortgaged Property, other than those which are contractually provided for in the Underlying Note or related loan documents, shall be subject to the prior written approval of the Agent which consent shall not be unreasonably withheld and which shall be provided only upon written certification by the Servicer that such action is consistent with the Servicing Standard and the relevant Mortgage and the ability to collect under the Underlying Note will not be adversely affected by such release.

            Section 3.12. Limitation on Liability of Servicer and Others. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 10.2 of the Credit Agreement, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Loans in accordance with this Agreement. The Borrower agrees to indemnify and hold the Servicer harmless from any loss, claim, demand, liability or expense (including, without limitation, past acts of predecessor Servicer and fees and expenses of legal counsel) arising from or relating to the performance of its duties under this Agreement which do not result from the Servicer's negligence, bad faith or willful misconduct; provided that such indemnities shall be only payable out of Collections to the extent such Collections are not required to be distributed to the Agent or any Lender under Section 2.2(c) of the Credit Agreement.

      Section 3.13. Property Address Change. The Servicer shall note in its records and notify the Agent of all changes of address of an Obligor or of a Mortgaged Property of which the Servicer is notified or of which the Servicer has knowledge.

                                   ARTICLE IV
                          SPECIFIC SERVICING PROCEDURES

            Section 4.1. Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Obligor, the Servicer shall, at its option, to the extent it has knowledge of such conveyance or prospective conveyance, either (i) exercise its rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage or Underlying Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Loan, or (ii) enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Underlying Note and, unless prohibited by applicable law or the Mortgage, the Obligor shall remain liable thereon. The Servicer may enter into an assumption agreement with the transferee only if (a) the transferee qualifies for credit under the customary credit policies of the Servicer, (b) an officer of the Servicer has examined and approved all instruments as are necessary to carry out the assumption transaction and approved such instruments as to form and substance, (c) the execution and delivery of such instruments by all necessary parties will not cause the unpaid principal balance and any accrued interest thereon for the Loan to be uncollectible in whole or in part, (d) such assumption will not cause the related Mortgage Loan to cease to be an Eligible

Mortgage Loan; or cause the Aggregate Principal to exceed the Borrowing Base due to additional Excess Concentration Amounts or otherwise, and (e) upon closing the assumption transaction (i) the Mortgage will continue to be a first lien upon the Mortgaged Property, and (ii) the Loan Rate and Monthly Payment for the related Loan will not be changed nor will the term of the Note be extended or shortened. For each proposed assumption transaction, the Servicer shall deliver an Officer's Certificate to the Agent certifying that each of the applicable requirements specified in the immediately preceding sentence have been satisfied together with the assumption instruments requiring execution by the Agent. Such certificate shall also indicate whether the seller/transferor of the Mortgaged Property will be released from liability on the Loan and that the Servicer has made a good faith determination that any such release will not adversely affect the collectibility of the Loan. The Servicer shall perform substantially the same level of due diligence with respect to the transferee as was performed on the seller/transferor in connection with the origination of the Loan and shall release the seller/transferor from liability only if any applicable Law requires that the seller/transferor be released from liability on the Loan or the Servicer has made a good faith determination that the applicable requirements set forth above have been satisfied. The Servicer is also authorized with the prior approval of the Agent to enter into a substitution of liability agreement with such transferee, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Underlying Note. The Servicer shall notify the Agent that any such substitution or assumption agreement has been completed and the original of such substitution or assumption agreement, shall be added by the Servicer to the appropriate Loan File and shall, for all purposes, be considered a part of such Loan File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation. Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

            Section 4.2. Servicing Delinquent Accounts; Liquidation of Loans.

            (a) The Servicer shall exercise diligence in obtaining payment of Monthly Payments when due under the terms of each Loan and shall use reasonable efforts to contact any delinquent Obligor. If any delinquent Obligor shall be or become a bankrupt or otherwise become the subject of any insolvency or similar proceeding, the Servicer shall notify the Agent of such event and, thereafter, shall carry out all reasonable actions necessary for the benefit and protection of the interests of the Agent and the Secured Parties, including, but not limited to, retention of counsel to represent the Borrower in any bankruptcy or other court proceedings relating to such Obligor or the Mortgaged Property. If any Loan previously reported on a Monthly Report as ninety one (91) or more days delinquent is subsequently reported as being brought current, the Servicer will verify with the relevant Obligor that the Obligor paid the delinquent payments, by sending the Obligor the letter in the form attached hereto as Exhibit E.

            (b) In the event that any payment due under any Loan and not postponed pursuant to Section 3.1 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under such Loan and such failure continues beyond any applicable grace period, the Servicer shall take such other action as it shall deem to be in the best interests of the Agent and the Lenders. The Servicer shall foreclose upon or otherwise effect the ownership in the name of the Agent of Mortgaged Properties relating to Defaulted Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the customary collection policies of the Servicer and the provisions of Section 3.1. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs and shall in any event comply with the Servicing Standard. The Servicer shall use its reasonable efforts to realize upon such Defaulted Loans in accordance with the Servicing Standard. The Servicer shall be responsible for all other costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof as contemplated in Sections
3.8 and 4.3 hereof. No modification, recast or extension of a Loan other than as provided above and in Section 3.1 is permitted without the prior written consent of the Agent. Notwithstanding the foregoing provisions of this Section 4.2, the Servicer shall not, without the prior written consent of the Agent, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Agent or the Secured Parties, could, in the reasonable judgment of the Servicer, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law. The Servicer shall also not obtain title to any Mortgaged Property on behalf of the Borrower unless the Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the twelve-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in material compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Secured Parties on a present value basis to acquire title to or possession of the Mortgaged Property and to effect such compliance.

            (c) If the environmental testing contemplated by Section 4.2(b) above establishes that any of the conditions set forth therein have not been satisfied in all material respects with respect to any Mortgaged Property securing a defaulted Loan, the Servicer shall, in accordance with the Servicing Standard, prepare a written report to the Agent and the Lenders summarizing the environmental condition of the Mortgaged Property and proposing a course of action to pursue with respect to such Mortgaged Property. The Servicer shall not pursue any such proposed course of action without the prior written consent of the Agent.

            (d) The Servicer shall report to the Agent monthly in writing as to any actions taken by the Servicer with respect to any Mortgaged Property as to which the environmental testing contemplated in Section 4.2(b) above has revealed that any of the conditions set forth thereon have not been satisfied, in each case until the earliest to occur of satisfaction of all such conditions and the release of the Lien of the related Mortgage on such Mortgaged Property.

            (e) If foreclosure has been approved as provided above, the Servicer shall initiate or cause to be initiated the foreclosure action according to such procedures as are authorized by Law and the practices in the locality where the Mortgaged Property is located. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in a manner which preserves on such property the lien of the Agent for the benefit of the Lenders. The Servicer shall not take title to any such property in its own name.

            (f) The Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) After a Loan has become a Liquidated Loan, the Servicer shall promptly prepare and forward to the Agent a liquidation report detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto and any Realized Loss incurred in connection therewith.

            (h) If the requirements of Sections 4.2(b) and (c) hereof have been satisfied, the Servicer may accept a deed in lieu of foreclosure, provided that
(i) marketable title as evidenced by a policy of title insurance can be conveyed to and acquired by the Borrower or its designee; (ii) a valid first priority Lien thereon is created in favor of the Agent as evidenced by a policy of title insurance; and (iii) no cash consideration is to be paid to the Obligor by the Agent; and (iv) the Servicer has obtained from the Obligor a written acknowledgment that the deed is being accepted as an accommodation to the Obligor and on the condition that the Mortgaged Property will be transferred to the Borrower or its designee free and clear of all claims, liens, encumbrances, attachments, reservations or restrictions except for those to which the Mortgaged Property was subject at the time the Mortgaged Property became subject to the Mortgage. Title shall be conveyed directly from the Obligor to such designee as the Agent may direct who will hold such title for the Borrower subject to the lien of the Agent for the benefit of the Secured Parties.

            (i) The Servicer will indemnify and hold harmless the Agent, the Lenders and the Secured Parties and their respective directors, officers, agents and employees from and against any and all claims, demands, losses, penalties, liabilities, costs, damages, injuries and expenses, including, without limitation, reasonable attorneys' fees and expenses, suffered or sustained by such parties, either directly or indirectly, relating to or arising out of the violation of an Environmental Law with respect to a Mortgaged Property resulting from the Servicer's failure to perform its obligations hereunder, including without limitation any expenses and other costs incurred in connection with the defense of any such action, proceeding or claim. This obligation shall survive the termination of this Agreement, the Credit Agreement or the earlier resignation or removal of the Agent, as the case may be.

            Section 4.3. Foreclosure Expenses. The Servicer shall prepare a written estimate of the amount of attorneys' fees, trustee's fees and other costs in respect of any foreclosure or acquisition in lieu of foreclosure and shall send copies of such estimate to the Agent. The Servicer shall arrange payment of attorneys' fees, trustees' fees and other foreclosure costs at the commencement of foreclosure proceedings. The Servicer may reimburse itself for any Servicing Expenses paid by the Servicer, made in connection with a Loan or such foreclosure or other action, out of amounts received by the Servicer in connection with liquidation of such Loan, prior to remittance of any such amounts to the Lockbox Account.

            Section 4.4. Title, Management and Disposition of REO Property.

            (a) Upon the acquisition of REO Property by a Servicer by foreclosure or conveyance in lieu of foreclosure, the Servicer shall notify the Agent promptly that the REO Property has been acquired and shall thereafter: (i) deliver the deed or certificate of sale to the Agent, or its nominee and deliver to the Agent the related mortgage or deed of trust in favor of the Agent; (ii) manage, conserve and protect the REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located including the rental of the same, or any part thereof, as the Servicer deems to be in the best interest of the Agent for the benefit of the Secured Parties;
(iii) pay all costs such as taxes and assessments relating to the REO Property;
(iv) process any claims for redemption and otherwise comply with any redemption procedures required by Law; (v) sell or otherwise dispose of the REO Property and remit the proceeds to the Agent; and (vi) timely file any and all federal, state and local tax or information returns or reports as are required as a result of the acquisition or disposition of REO Property and perform any withholding required in connection therewith. The Servicer shall not acquire any REO Property relating to a Defaulted Loan that is required to be released from the lien of the Credit Agreement and disposed of by the Borrower on the next Payment Date. If any REO Property is expected to be acquired, the Servicer shall inform the Borrower and the Agent and the Borrower shall acquire and maintain liability and casualty insurance in accordance with subsection 4.4(c). The Servicer shall manage, conserve, protect and operate each REO Property for the Agent solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Agent and the Lenders.

            (b) Until the REO Property is disposed of, the Servicer shall (i) take appropriate action to secure the REO Property and maintain proper surveillance over it; (ii) advance all costs such as taxes and assessments;
(iii) maintain the REO Property so as to preserve its value and prevent any additional deferred maintenance; and (iv) submit monthly statements for services to the Agent, together with additional documentation including statements of income and expenses (accompanied by copies of paid invoices for every expense item).

            (c) Until the REO Property is disposed of, the Servicer shall maintain for such REO Property, a standard hazard insurance policy providing fire and extended coverage in an amount equal to the full replacement cost of all improvements on the Mortgaged Property, which requirement may be satisfied by a master force placed or blanket insurance policy insuring against hazard losses. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall maintain a flood hazard insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier generally acceptable to commercial mortgage lending institutions for properties, similar to the REO Property in an amount representing coverage not less than the lesser of (i) the full insurable value of such REO Property, or (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended from time to time. The Servicer will also maintain comprehensive general liability insurance, casualty insurance, and business interruption insurance (to the extent applicable) in such amounts as are then customary for similarly situated properties and businesses.

            (d) The Servicer shall advance all funds necessary for the proper operation, management, insurance and maintenance of the REO Property. On each Monthly Report, the Servicer shall schedule its reasonable expenses with respect to any REO Property for the related Due Period.

            (e) The Servicer shall deposit all funds collected and received in connection with the operation or disposition of any REO Property in the Lockbox Account no later than the Business Day immediately following notice of receipt of such funds, net of funds necessary for the proper operation, management, insurance and maintenance of the REO Property.

            (f) If as of the date of disposition of any REO Property there remain unpaid Servicing Fees with respect to the related Loan, the Servicer shall be entitled to payment for the unpaid Servicing Fees and reimbursement for the unreimbursed related Servicing Expenses from proceeds received in connection with the disposition prior to remittance of any proceeds to the Agent.

            (g) Disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer, in its judgment, believes to be in the best interests of the Lenders, subject to and in accordance with Section 4.2. Upon the sale of any Mortgaged Property, the Servicer shall remit the net cash proceeds remaining after payment of expenses of the sale to the Collection Account.

            (h) If any Defaulted Loan is expected to be released from the Lien of the Credit Agreement on the next Payment Date, the Servicer shall not commence a foreclosure proceeding or accept a deed in lieu of foreclosure. Any determination by the Servicer that a Loan is a Defaulted Loan shall be made in good faith.

                                   ARTICLE V
                       REPORTS TO BE PROVIDED BY SERVICER

            Section 5.1. Monthly Reports.

            (a) Each month, not later than 12:00 noon Dallas, Texas time on each Reporting Date, the Servicer shall deliver to the Agent, in electronic format, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof to be delivered on the next Business Day, with copies to the Agent, a monthly report in the form attached hereto as Exhibit C (each a "Monthly Report") signed by a Servicing Officer stating the date (day, month and year), referring to this Agreement by name and date and containing information, as of the close of business on the immediately preceding Determination Date.

            (b) The Servicer shall furnish to the Agent, during the term of this Agreement, such periodic, special or other reports, Officer's Certificates, data relating to the Loans or information, whether or not provided for herein, as shall be reasonably requested, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Agent may reasonably require.

            Section 5.2. Reports of Foreclosure and Abandonment of Mortgaged Property. Each year the Servicer shall make any reports of foreclosures and abandonments of any Mortgaged Property required by the Tax Code.

            Section 5.3. Quarterly Statement as to Compliance. The Servicer will deliver to the Agent, quarterly, no later than each April 15, July 15, October 15 and January 15, for each quarterly period ending on each March 31, June 30, September 30 and December 31, commencing on April 15, 2005, an Officer's Certificate in the form attached hereto as Exhibit D stating that (a) the Servicer has fully complied with the provisions of this Agreement, (b) a review of the activities of the Servicer during the preceding quarter and of the Servicer's performance under this Agreement has been made under such officer's supervision and (c) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations, duties and responsibilities under this Agreement throughout such quarterly period (or, with respect to the first such report, since the Closing Date) and no Amortization Event or Unmatured Amortization Event exists, or, if there has been a default or failure in the fulfillment of any such obligation, specifying each such default or failure known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

            Section 5.4. Annual Independent Public Accountants' Servicing Report. The Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Agent on or before May 1 of each year, commencing on May 1, 2006, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Servicer's performance of its servicing obligations and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted substantially in compliance in all material respects with the requirements of the standard servicing procedures outlined in the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions noted therein. In the event such firm requires the Agent to agree to the procedures performed by such firm, the Servicer shall direct the Agent in writing to so agree; it being understood and agreed that the Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and each of the Agent makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

                                   ARTICLE VI
                          AMORTIZATION EVENTS; REMEDIES

            Section 6.1. Remedies. Upon the occurrence and during the continuance of an Amortization Event, the Agent may, and at the written direction of the Required Alternate Lenders shall, by notice in writing specifying the termination date to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power shall pass to and be vested in such Person as the Agent may designate (such Person, the "Successor Servicer") pursuant to and under this Section; and, without limitation, the Agent is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the purposes of such notice of termination, whether to complete the transfer and assignment of the Loans and related documents or otherwise. All reasonable costs and expenses (including, without limitation, attorneys' fees) of the Agent, the Successor Servicer or the Servicer incurred in connection with such termination and transfer will be at the expense of the Servicer. The Servicer agrees to cooperate with the Successor Servicer and the Agent in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of any cash amounts held by the Servicer or thereafter received relating to the Loans and all Loan Files. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as Servicer, may become payable to the Servicer under this Agreement, the Servicer shall be entitled to receive out of any delinquent payment on account of interest on a Loan due during a Due Period prior to the notice of termination received pursuant to this
Section 6.3 and received after such notice, that portion of such payment which it would have received pursuant to Section 3.8 hereof if such notice had not been given.

            Section 6.2. Additional Remedies of Agent Upon Amortization Events. Upon any Amortization Event, the Agent, in addition to the rights specified in
Section 6.1 hereof, shall have the right, in its own name and as Agent, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Secured Parties (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Amortization Event.

            Section 6.3. Agent To Act; Appointment of Successor. On the effective date of any resignation of the Servicer pursuant to Section 7.1 hereof or on the date the Servicer is removed as servicer pursuant to this Article VI, the Successor Servicer hereof shall be the successor in all respects to the Servicer under this Agreement and the transactions set forth or provided for herein and shall, except as otherwise agreed to in writing by the Agent, be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such succession nor for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Servicer shall, upon request of the Agent but at the expense of the Servicer, deliver to the Successor Servicer), all Loan Files, documents and records (including computer tapes and diskettes) relating to the Loans and an accounting of any amounts collected and held by the Servicer and otherwise use their reasonable efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party. The Servicer agrees to cooperate with the Agent and any Successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Successor Servicer all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Lockbox Account by the Servicer or which are thereafter received with respect to the Loans. Neither the Agent nor any Successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. The Agent shall provide written notice of each appointment of a successor to the Servicer hereunder to the Secured Parties.

            Section 6.4. Waiver of Defaults. The Agent (with the written consent of the Required Lenders) may, on behalf of all Lenders, waive any events permitting removal of the Servicer pursuant to this Article VI. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                                  ARTICLE VII
                                  TERMINATION

            Section 7.1. Servicer Not To Resign. The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on them except by mutual consent of the Servicer and the Agent (with the Required Alternate Lenders' consent), or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a Certificate of an Authorized Officer of the Servicer to such effect delivered to the Agent. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 6.3.

            Section 7.2. Term of Agreement. This Agreement shall continue in existence and effect until the earlier of (a) the later of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder, (b) the payment in full of Obligations in accordance with the Credit Agreement or (c) mutual consent of the Servicer, the Agent and the Required Alternate Lenders in writing.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

            Section 8.1. Amendment. This Agreement may not be amended except by a written instrument executed by the Servicer, the Borrower and the Agent.

            Section 8.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN).

            Section 8.3. Notices. All demands, notices and communications hereunder shall be in writing and shall be duly given if addressed to the appropriate Notice Address and delivered by hand or sent by nationally recognized express courier, or mailed by registered mail, postage prepaid, or transmitted by telecopy, and shall be effective upon receipt, except when telecopied, in which case, any such communication shall be effective upon telecopy against receipt of answer back or written confirmation thereof.

            Section 8.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Agent hereunder is unavailable or unenforceable shall not affect in any way the ability of the Agent to pursue any other remedy available to it.

            Section 8.5. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as an agent for the Agent.

            Section 8.6. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counter-parts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

            Section 8.7. Successors and Assigns; Beneficiaries; Assignment. This Agreement shall (i) inure to the benefit of the Servicer, the Borrower, the Agent, the Lenders and their respective successors and assigns, and (ii) shall be binding upon the Servicer, the Borrower and the Agent and their respective successors and assigns. The Servicer acknowledges and consents to the assignment to the Agent for the benefit of the Lenders of all of the Borrower's rights and the delegation of any the Borrower's obligations hereunder pursuant to the Credit Agreement.

            Section 8.8. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            Section 8.9. Titles Not To Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

            Section 8.10. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

            Section 8.11. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or the comparable jurisdictions in which any Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense upon the written request of the Agent.

            Section 8.12. No Setoff. The Servicer shall remit Collections as contemplated under this Agreement and under the Credit Agreement, except as expressly contemplated in Sections 3.8 and 4.3 hereof, without deduction, set-off or counterclaim, and, unless and until the Credit Agreement has been terminated and all amounts owing by the Borrower thereunder shall have been indefeasibly paid in full, hereby waives any right it may now or at any time hereafter have to set-off, such Collection against any obligations owed to it by the Borrower, or by the Agent or any Lenders.

            [The immediately following page contains the signatures.]

      IN WITNESS WHEREOF, the Borrower, the Servicer and the Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       PMC CONDUIT, L.P.,
                                       as Borrower

                                       By:      PMC Conduit, LLC
                                                Its General Partner

                                       By: /s/ JAN F. SALIT
                                           -----------------------------
                                                Jan F. Salit
                                                Executive Vice President

                                       PMC COMMERCIAL TRUST,
                                       as Servicer

                                       By: /s/ JAN F. SALIT
                                           -----------------------------
                                                Jan F. Salit
                                                Executive Vice President

                                       JPMORGAN CHASE BANK,
                                       NATIONAL ASSOCIATION, as Agent

                                       By: /s/ MAUREEN E. MARCON
                                           -----------------------------
                                       Name: Maureen E. Marcon
                                       Title: Vice President


                     Signature Page to Servicing Agreement

                                    EXHIBIT A
                                       TO
                               SERVICING AGREEMENT

                            FORM OF LOCKBOX AGREEMENT


                                                                  EXECUTION COPY



                               LOCK-BOX AGREEMENT



                                                                February 7, 2005

JPMorgan Chase Bank, N.A.
Asset Backed Finance
Suite IL1-0612
1 Bank One Plaza
Chicago, Illinois  60670-0079
Fax:     (312) 732-1844


         Re:   PMC Conduit, L.P.

Ladies and Gentlemen:

               You have exclusive control of P.O. Box 974347, Dallas, TX 75397-4347 (the "Lock-Box") for the purpose of receiving mail and processing payments therefrom pursuant to that certain lock-box services agreement (the "Agreement") dated February 7, 2005 between you and PMC Conduit, L.P. (the "Customer") for the purposes of (1) that certain Purchase and Contribution Agreement (the "Purchase Agreement") dated as of February 7, 2005 among PMC Commercial Trust and PMC Conduit, L.P. and (2) that certain Credit and Security Agreement dated as of February 7, 2005 (the "Credit Agreement"), among the PMC Commercial Trust, as servicer (the "Servicer"), PMC Conduit, LLC, as general partner of the Customer, the Customer, JPMorgan Chase Bank, National Association, as agent (the "Agent") and the "Conduit Lender" and the "Alternate Lenders" from time to time parties thereto. You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein is to endorse all checks and other evidences of payment, and credit such payments to checking account no. 675512990 maintained with you in the name of the Customer (the "Lock-Box Account").

         We understand that JPMorgan Chase Bank, N.A. (as the "Collection Bank") and Bank One National Processing Corporation ("BONPC") work together to provide services with respect to the Lock-Box. All references herein to "you" and "your" shall mean the Collection Bank and BONPC, as applicable.

         Customer hereby irrevocably instructs you, and you hereby agree, that from the date hereof, you shall comply with instructions originated by the Agent, directing disposition of the funds in the Lock-Box Account without further consent of the Customer. The Agent hereby authorizes you to take instructions from the Servicer, on behalf of the Agent, with respect to the funds delivered to the

Lock-Box and/or on deposit in the Lock-Box Account until such time as you receive notice from the Agent in the form attached hereto as Annex A.

         Customer hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Agent in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to "JPMorgan Chase Bank, N.A., for itself and as agent" (or any designee of JPMorgan Chase Bank) and the Agent will have exclusive ownership of and access to such Lock-Box Account, and none of Customer, Servicer or any of their respective affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as the Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by the Agent, (iv) all services to be performed by you under the Agreement will be performed on behalf of the Agent, and (v) all correspondence or other mail which you have agreed to send us will be sent to the Agent at the following address:

                  JPMorgan Chase Bank, N.A., as Agent
                  Asset Backed Finance
                  Suite IL1-0612
                  1 Bank One Plaza
                  Chicago, Illinois  60670-0079
                  Fax: (312) 732-1844

         Moreover, upon such notice, the Agent will have all rights and remedies given to Customer under the Agreement. The Customer agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

         You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Agent for the purpose of receiving funds from the Lock-Box are subject to the liens of the Agent for itself and as agent under the Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Customer or the Servicer, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

         You hereby agree that (i) you are a "bank" within the meaning of
Section 9-102 of the Uniform Commercial Code as is in effect in the State of New York (the "UCC"), (ii) the Lock-Box Account constitutes a "deposit account" within the meaning of Section 9-102 of the UCC and (iii) this letter agreement shall constitute an "authenticated record" for purposes of Section 9-104 of the UCC. The Customer hereby grants to and confers upon the Agent "control" of the Lock-Box and Lock-Box Account as contemplated in Section 9-104 (and similar and related provisions) of the UCC.

         You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages. You will not be liable for any failure to perform your obligations when the failure arises out of causes beyond your control, including, without limitation, an act of a governmental regulatory/authority, an act of God, accident, equipment failure, labor disputes or system failure, provided you have exercised such diligence as the circumstances require.

         Nothing in this agreement, unless otherwise agreed in writing, or any course of dealing between you, the Customer, the Servicer or the Agent, commits or obligates you to extend any overdraft or other credit to the Customer, the Servicer or the Agent.

         You or the Agent, upon thirty (30) days notice to the other parties, may terminate this agreement. Any claim or cause of action of any party against any other relating to this agreement which existed at the time such termination becomes effective shall survive the termination. All mail received after the date specified in such notice of termination (the "Termination Date") shall be returned by you to the Agent by first class mail or such other means mutually agreeable to you and the Agent, and all funds received in the Lock-Box Account after the Termination Date shall be sent by you to an account specified by the Agent. Notwithstanding the foregoing, you acknowledge that monies deposited in the Lock-Box Account after the Termination Date shall continue to be subject to the liens of the Agent for itself and as agent under the Credit Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Customer or the Servicer, except as otherwise provided in this letter agreement.

         The Customer and the Servicer agree to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this agreement,
(b) the breach of any representation or warranty made by the Customer pursuant to this agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and (d) any failure of the Customer to pay any invoice or charge to you for services in respect to this agreement and the Lock-Box Account or any amount owing to you from the Servicer with respect thereto or to the service provided hereunder.

                  The parties acknowledge that you may assign or transfer your rights and obligations hereunder to a wholly-owned subsidiary of JPMorgan Chase Bank, N.A.

                  This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of New York. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

                  This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                     Very truly yours,

                                     PMC CONDUIT, L.P.

                                     By:  PMC Conduit, LLC, its General Partner


                                     By:
                                         -------------------------------------
                                     Name:
                                     Title:

                                     PMC COMMERCIAL TRUST, as Servicer


                                     By:
                                         -------------------------------------
                                     Name:
                                     Title:


Acknowledged and agreed to
this 7th day of February, 2005:

JPMORGAN CHASE BANK, N.A.,
in its capacity as Collection Bank.


By:
    ---------------------------
Name:
Title:


JPMORGAN CHASE BANK, N.A.,
in its capacity as Agent under the Credit Agreement.


By:
    ---------------------------
Name:
Title:




                    Signature Page to the Lock-Box Agreement

                                     ANNEX A
                            FORM OF COLLECTION NOTICE



                          [ON LETTERHEAD OF THE AGENT]

                                     [DATE]

JPMorgan Chase Bank, N.A.
Asset Backed Finance
Suite IL1-0612
1 Bank One Plaza
Chicago, Illinois  60670-0079
Fax:     (312) 732-1844

         Re:      PMC Conduit, L.P.

Ladies and Gentlemen:

                  We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among PMC Conduit, L.P., you and us, to have the name of, and to have exclusive ownership and control of, account number ________________ (the "Lock-Box Account") maintained with you, transferred to "JPMorgan Chase Bank, N.A., as Agent." [The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _________________]. You have further agreed to perform all other services you are performing under that certain agreement dated ____________ between you and PMC Conduit, L.P. on our behalf.

                 We appreciate your cooperation in this matter.

                                        Very truly yours,


                                            JPMORGAN CHASE BANK, N.A., as Agent



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                     Annex A

                                    EXHIBIT B
                                       TO
                               SERVICING AGREEMENT

                          FORM OF LOCKBOX NOTICE LETTER

[PMC Commercial Trust Letterhead]

[Date]

[Name of Obligor]
[Address]

      Re:      PMC Commercial Trust ("PMC")
               Loan Number

Dear [Obligor]:

      Unless and until you are otherwise directed by JPMorgan Chase Bank, National Association, as Agent or any successor thereto to send your payments to a different address, please send all future payments on your loan including, all monthly payments of principal and interest and any and all prepayments to the following address:

                                    PMC Commercial Trust
                                    P. O. Box ______
                                    Dallas, Texas ______

      You should, however, continue to direct any and all inquiries or other correspondence relating to your loan to the following address:

                                    PMC Commercial Trust
                                    17950 Preston Road, Suite 600
                                    Dallas, Texas 75252

      If you have any questions, please contact the undersigned at (XXX)
XXX-XXXX.

                                                     Sincerely,

                                                     [Officer]
                                                     [Title]

                                    EXHIBIT D
                                       TO
                               SERVICING AGREEMENT

                         QUARTERLY OFFICER'S CERTIFICATE

[Date]

      The undersigned, pursuant to the provisions of Section 5.3 of the Servicing Agreement dated as of February 7, 2005 (the "Agreement"), by and among JPMorgan Chase Bank, National Association in its capacity as Agent, PMC Conduit, L.P. and the Servicer, do hereby certify on behalf of each the Servicer, as follows:

      (i) the Servicer has fully complied with the provisions of the Agreement;

      (ii) a review of the activities of the Servicer during the preceding quarter and of the Servicer's performance under the Agreement has been made under my supervision; and

      (iii) to the best of my knowledge, based on the review referred to in (ii) above, the Servicer has fulfilled all of its obligations, duties and responsibilities under the Agreement throughout the preceding quarterly period and no Unmatured Amortization Event or Amortization Event exists.

      Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Agreement.

      IN WITNESS WHEREOF, I have executed this certificate this ____ day of _________, 20____.

                                               PMC COMMERCIAL TRUST, Servicer


                                               By:
                                               Name:
                                               Title:

                                    EXHIBIT E
                                       TO
                               SERVICING AGREEMENT

                             FORM OF OBLIGOR LETTER

[Date]

VIA CERTIFIED MAIL

[Obligor]
[Address]

      Re:      PMC Commercial Trust ("PMC")
      Loan Number

Dear [Obligor]:

      Your loan serviced by PMC is part of a pool of loans for which JPMorgan Chase Bank, National Association serves as Agent. As part of our servicing responsibility we are required to verify certain information with respect to your loan.

      Our records indicate your loan was previously delinquent by more than 90 days and has recently been brought current. We are required to demonstrate that you did in fact make the delinquent payments.

      If these facts are correct, please indicate your acknowledgment by signing and returning a copy of this letter to our attention, in the envelope provided. If these facts are not correct, please indicate your disagreement by signing this letter and indicating your disagreement beneath your signature and returning a copy of this letter to our attention, in the envelope provided.

      If we do not hear from you within 30 days of the date of this letter we will assume that these facts are true.

      If you have any questions, please contact the undersigned at (XXX)
XXX-XXXX.

Sincerely,

[Officer]
[Title]

Acknowledged by:

Obligor Name      Date